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                                                                    EXHIBIT 1.02


                     CRESCENT REAL ESTATE EQUITIES COMPANY
                     (a Texas real estate investment trust)

                      COMMON SHARES OF BENEFICIAL INTEREST
                           (Par Value $.01 Per Share)

                              U.S. TERMS AGREEMENT

                                                          Dated:  July 22, 1997

To:      CRESCENT REAL ESTATE EQUITIES COMPANY
         777 Main Street
         Fort Worth, Texas  76102

Attention:

Ladies and Gentlemen:

                 We (the "U.S. Underwriter") understand that Crescent Real Estate Equities Company (the "Company") proposes to issue and sell its Common Shares of Beneficial Interest, $.01 par value per share (the "Common Shares") (such Common Shares being hereinafter referred to as the "U.S. Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the U.S. Underwriter offers to purchase the U.S. Underwritten Securities to the extent any are purchased, at the purchase price set forth below.
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        The U.S. Underwritten Securities shall have the following terms:

Title of Securities: Common Shares of Beneficial Interest, par value $.01 per share
Number of Shares:  351,185
Public offering price per share:  $28.475
Purchase price per share:  $28.475
Number of U.S. Option Securities, if any, that may be purchased by the U.S.
Underwriters:  none
Delayed Delivery Contracts:  not authorized

Additional co-managers, if any:     n.a.

Closing date and location:          July 25, 1997, Hogan & Hartson L.L.P.,
                                    Columbia Square, 555 Thirteenth Street,
                                    N.W., Washington, D.C.  20004-1109

                 All the provisions contained in the document attached as Annex A hereto entitled "Crescent Real Estate Equities Company--Preferred Shares of Beneficial Interest, Common Shares of Beneficial Interest, and Common Share Warrants--U.S. Purchase Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this U.S. Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.
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Please accept this offer no later than five o'clock P.M. (New York City time)
on July 22, 1997 by signing a copy of this U.S. Terms Agreement in the space set forth below and returning the signed copy to us.

                                           Very truly yours
                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED


                                           By: /s/ DANIEL A. RUBENSTEIN
                                              ----------------------------------
                                                Daniel A. Rubenstein
                                                Director



Accepted:

By:   CRESCENT REAL ESTATE EQUITIES COMPANY


      By: /s/ JOHN C. GOFF
         ------------------------------------
         Name: John C. Goff
         Title: Vice Chairman of the Board


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